Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES THIRD QUARTER EARNINGS
SUNNYVALE, CALIF. October 21, 2025 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced financial results for the quarter ended September 30, 2025.
Q3 Highlights
•Worldwide procedures (da Vinci and Ion combined) grew approximately 20% compared with the third quarter of 2024. Da Vinci procedures grew approximately 19% and Ion procedures grew approximately 52%.
•The Company placed 427 da Vinci surgical systems, compared with 379 in the third quarter of 2024. The third quarter 2025 da Vinci surgical system placements included 240 da Vinci 5 systems, compared with 110 in the third quarter of 2024. The Company placed 50 Ion endoluminal systems, compared with 58 in the third quarter of 2024.
•The Company grew its da Vinci surgical system installed base to 10,763 systems as of September 30, 2025, an increase of 13% compared with 9,539 as of September 30, 2024. The Company grew its Ion endoluminal system installed base to 954 systems as of September 30, 2025, an increase of 30% compared with 736 as of September 30, 2024.
•Third quarter 2025 revenue of $2.51 billion increased 23% compared with $2.04 billion in the third quarter of 2024.
•Third quarter 2025 GAAP net income attributable to Intuitive was $704 million, or $1.95 per diluted share, compared with $565 million, or $1.56 per diluted share, in the third quarter of 2024.
•Third quarter 2025 non-GAAP* net income attributable to Intuitive was $867 million, or $2.40 per diluted share, compared with $669 million, or $1.84 per diluted share, in the third quarter of 2024. Third quarter 2025 non-GAAP* net income attributable to Intuitive included tax benefits of $0.12 per diluted share associated with U.S. tax reform and the release of unrecognized tax benefits.
•The Company repurchased 4.0 million shares of its common stock for $1.92 billion in the third quarter of 2025.
Q3 Financial Summary
Gross profit, income from operations, net income attributable to Intuitive Surgical, Inc., and net income per diluted share attributable to Intuitive Surgical, Inc. are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Third quarter 2025 revenue was $2.51 billion, an increase of 23% compared with $2.04 billion in the third quarter of 2024. The higher third quarter revenue was driven by growth in procedure volume, higher da Vinci system placements, and an increase in the installed base of systems.
Third quarter 2025 instruments and accessories revenue increased by 20% to $1.52 billion, compared with $1.26 billion in the third quarter of 2024. The increase in instruments and accessories revenue was primarily driven by approximately 19% growth in da Vinci procedure volume and approximately 52% growth in Ion procedure volume.
Third quarter 2025 systems revenue was $590 million, compared with $445 million in the third quarter of 2024. The Company placed 427 da Vinci surgical systems, of which 240 were da Vinci 5 systems, in the third quarter of 2025, compared with 379 systems, of which 110 were da Vinci 5 systems, in the third quarter of 2024. The third quarter 2025 da Vinci surgical system placements included 231 systems placed under operating lease arrangements, of which 115 systems were placed under usage-based operating lease arrangements, compared with 220 systems placed under operating lease arrangements, of which 141 systems were placed under usage-based operating lease arrangements in the third quarter of 2024.
Third quarter 2025 GAAP income from operations increased to $760 million, compared with $577 million in the third quarter of 2024. Third quarter 2025 GAAP income from operations included share-based compensation expense of $206 million, compared with $176 million in the third quarter of 2024. Third quarter 2025 non-GAAP* income from operations increased to $976 million, compared with $755 million in the third quarter of 2024.

Third quarter 2025 GAAP net income attributable to Intuitive Surgical, Inc. was $704 million, or $1.95 per diluted share, compared with $565 million, or $1.56 per diluted share, in the third quarter of 2024. Third quarter 2025 GAAP net income attributable to Intuitive Surgical, Inc. included excess tax benefits of $24 million, or $0.07 per diluted share, compared with $42 million, or $0.12 per diluted share, in the third quarter of 2024.
Third quarter 2025 non-GAAP* net income attributable to Intuitive Surgical, Inc. was $867 million, or $2.40 per diluted share, compared with $669 million, or $1.84 per diluted share, in the third quarter of 2024.
The Company ended the third quarter of 2025 with $8.43 billion in cash, cash equivalents, and investments, a decrease of $1.10 billion during the quarter, primarily driven by cash used in repurchases of common stock and capital expenditures, partially offset by cash generated from operations.
“We’re pleased with our strong results this quarter, underscored by continued growth in customer use and adoption of our Ion and da Vinci platforms, including da Vinci 5,” said Dave Rosa, Intuitive CEO. “We remain focused on helping our customers achieve the Quintuple Aim: delivering better patient care, improving patient and care team experiences, expanding access to high quality care, and reducing overall care costs.”
2025 Financial Outlook
The Company expects the following results for the full year of 2025:
•Worldwide da Vinci procedure growth of approximately 17% to 17.5% in 2025, compared to 17% in 2024.
•Non-GAAP* gross profit margin to be within a range of 67% and 67.5% of revenue in 2025, compared to 69.1% in 2024. This range includes an estimated impact from tariffs of 0.7% of revenue, plus or minus 10 basis points.
•Non-GAAP* operating expense growth of 11% to 13% in 2025, compared to 10% in 2024.
The updated range for expected non-GAAP* gross profit margin reflects the Company’s estimates of the adverse impact from tariffs that are currently in effect as of the time of this press release and assumes such tariffs remain in place. Should additional tariffs be implemented or existing tariffs be modified, the additional impact on the Company’s financial results in 2025, including the change in expected non-GAAP* gross profit margin, could be material. The ultimate effect of tariffs will depend on various factors, including the proportion of components procured and finished goods manufactured outside of the United States and the amount, scope, nature, and timing of the tariffs.
The 2025 financial outlook provided above includes forward-looking, non-GAAP financial measures, which management uses in measuring performance. We do not provide a reconciliation of non-GAAP outlook measures to corresponding GAAP measures on a forward-looking basis, because we are unable to predict with reasonable certainty the exact timing and ultimate outcome of certain items, including but not limited to legal proceedings, without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to Intuitive’s results computed in accordance with GAAP. For additional information regarding the nature of these items, refer to the reconciliations of historical GAAP to non-GAAP measures included elsewhere in this release.
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PDT today to discuss the third quarter 2025 financial results. The call will be webcast live and can be accessed on Intuitive’s website at www.intuitive.com. For those individuals planning to participate on the call, registration can be completed online at https://register-conf.media-server.com/register/BI649abdc801b44130b579b930d4610c07 to receive dial-in details and an individual pin. The webcast replay of the call will be made available on our website at www.intuitive.com within 24 hours after the end of the live teleconference and will be accessible for at least 30 days.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic-assisted surgery. Our technologies include the da Vinci surgical systems and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where diseases are identified early and treated quickly, so patients can get back to what matters most.

Product and brand names/logos are trademarks or registered trademarks of Intuitive or their respective owner. See www.intuitive.com/trademarks.
For more information, please visit the Company’s website at www.intuitive.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations concerning matters that are not historical facts. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to the following: statements related to future results of operations, including expected procedure growth in 2025, expected non-GAAP gross profit margins in 2025, and expected non-GAAP operating expense growth in 2025; future financial position; the growth in customer use and adoption of the Company’s products; and the Company’s commitment to helping its customers in achieving the Quintuple Aim, delivering better patient care, improving patient and care team experiences, expanding access to high quality care, and reducing overall care costs. These forward-looking statements should be considered in light of various important factors, including, but not limited to, the following: the overall macroeconomic environment, which may impact customer spending and the Company’s costs, including tariffs, the levels of inflation, and interest rates; the conflict between Ukraine and Russia; conflicts in the Middle East; disruption to the Company’s supply chain, including difficulties in obtaining a sufficient supply of materials; curtailed or delayed capital spending by hospitals; the impact of global and regional economic and credit market conditions on healthcare spending; delays in obtaining new product approvals, clearances, or certifications from the United States (“U.S.”) Food and Drug Administration (“FDA”), comparable regulatory authorities, or notified bodies; the risk of the Company’s inability to comply with complex FDA and other regulations, which may result in significant enforcement actions; regulatory approvals, clearances, certifications, and restrictions or any dispute that may occur with any regulatory body; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and customer acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company’s completion of and ability to successfully integrate acquisitions; intellectual property positions and litigation; risks associated with the Company’s operations and any expansion outside of the U.S.; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company’s reliance on sole- and single-sourced suppliers; the results of legal proceedings to which the Company is or may become a party; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements (including changes to tariffs imposed by the U.S. on imports from various countries, including Mexico, where the Company currently manufactures a significant majority of our instruments and accessories, Germany, where the Company currently manufactures a majority of our endoscopes, and China, where the Company currently imports certain materials); and other risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s other filings with the Securities and Exchange Commission. The Company’s actual results may differ materially and adversely from those expressed in any forward-looking statement, and the Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive Surgical, Inc., and non-GAAP net income per diluted share attributable to Intuitive Surgical, Inc. (“EPS”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding items such as amortization of intangible assets, share-based compensation (“SBC”) and long-term incentive plan expenses, and other special items. Long-term incentive plan expense relates to phantom share awards granted in China by the Company’s Intuitive-Fosun joint venture to its employees that vest over four years and can remain outstanding for seven to ten years. These awards are valued based on certain key performance metrics. Accordingly, they are subject to significant volatility based on the performance of these metrics and are not tied to performance of the Company’s business within the period. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance. The Company believes these non-GAAP financial measures are useful to investors, because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit, excluding SBC and long-term incentive plan expenses and amortization of intangible assets.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations, excluding SBC and long-term incentive plan expenses, amortization of intangible assets, and litigation charges.
Non-GAAP net income attributable to Intuitive Surgical, Inc. and EPS. The Company defines non-GAAP net income as net income attributable to Intuitive Surgical, Inc., excluding SBC and long-term incentive plan expenses, amortization of intangible assets, litigation charges, gains or losses on strategic investments, tax adjustments, including the excess tax benefits or deficiencies associated with SBC arrangements and the net tax effects related to intra-entity transfers of non-inventory assets, and adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects. The Company excludes the excess tax benefits or deficiencies associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers, because the Company does not believe these items correlate with the ongoing results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income attributable to Intuitive Surgical, Inc. divided by diluted shares outstanding, which are calculated as GAAP weighted-average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive Surgical, Inc., and non-GAAP EPS exclude items such as SBC and long-term incentive plan expenses, amortization of intangible assets, excess tax benefits or deficiencies associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfers of non-inventory assets, which are primarily recurring items. SBC expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS and evaluating non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS together with net income attributable to Intuitive Surgical, Inc. and net income per share attributable to Intuitive Surgical, Inc. calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Revenue:
Instruments and accessories	$1,518.8	$1,474.1	$1,264.2
Systems	590.4	574.7	445.0
Services	395.9	391.2	328.9
Total revenue	2,505.1	2,440.0	2,038.1
Cost of revenue:
Product	699.4	686.2	555.4
Service	143.3	135.9	108.8
Total cost of revenue	842.7	822.1	664.2
Gross profit	1,662.4	1,617.9	1,373.9
Operating expenses:
Selling, general and administrative	573.3	561.2	510.6
Research and development	329.4	313.3	286.0
Total operating expenses	902.7	874.5	796.6
Income from operations (1)	759.7	743.4	577.3
Interest and other income (expense), net	95.5	88.7	93.7
Income before taxes	855.2	832.1	671.0
Income tax expense (benefit) (2)	146.0	167.9	100.4
Net income	709.2	664.2	570.6
Less: net income attributable to noncontrolling interest in joint venture	4.8	5.8	5.5
Net income attributable to Intuitive Surgical, Inc.	$704.4	$658.4	$565.1
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$1.98	$1.84	$1.59
Diluted (3)	$1.95	$1.81	$1.56
Weighted average shares outstanding:
Basic	356.6	358.5	355.8
Diluted	361.8	364.1	362.7

(1) Income from operations includes the effect of the following items:
Amortization of intangible assets	$(3.3)	$(3.2)	$(3.5)
Expensed IP charged to R&D	$(0.6)	$(1.6)	$—
(2) Income tax expense (benefit) includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(24.2)	$(32.9)	$(42.2)
Discrete tax benefit from release of unrecognized tax benefits	$(22.5)	$—	$(7.5)
(3) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
Amortization of intangible assets, net of tax	$(0.01)	$(0.01)	$(0.01)
Expensed IP charged to R&D, net of tax	$—	$—	$—
Excess tax benefits related to share-based compensation arrangements	$0.07	$0.09	$0.12
Discrete tax benefit from release of unrecognized tax benefits	$0.06	$—	$0.02

INTUITIVE SURGICAL, INC.
UNAUDITED NINE MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Nine Months Ended
	September 30,
	2025	2024
Revenue:
Instruments and accessories	$4,360.6	$3,667.5
Systems	1,687.8	1,311.4
Services	1,150.1	959.7
Total revenue	7,198.5	5,938.6
Cost of revenue:
Product	2,056.3	1,649.2
Service	404.2	297.4
Total cost of revenue	2,460.5	1,946.6
Gross profit	4,738.0	3,992.0
Operating expenses:
Selling, general and administrative	1,697.9	1,527.4
Research and development	958.9	850.6
Total operating expenses	2,656.8	2,378.0
Income from operations (1)	2,081.2	1,614.0
Interest and other income, net	274.6	250.0
Income before taxes	2,355.8	1,864.0
Income tax expense (2)	278.7	214.5
Net income	2,077.1	1,649.5
Less: net income attributable to noncontrolling interest in joint venture	15.9	12.6
Net income attributable to Intuitive Surgical, Inc.	$2,061.2	$1,636.9
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$5.77	$4.61
Diluted (3)	$5.67	$4.53
Weighted average shares outstanding:
Basic	357.5	354.8
Diluted	363.5	361.4

(1) Income from operations includes the effect of the following items:
Amortization of intangible assets	$(9.9)	$(13.6)
Expensed IP charged to R&D	$(7.3)	$(0.2)
(2) Income tax expense includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(202.5)	$(189.0)
Discrete tax benefit from release of unrecognized tax benefits	$(23.0)	$(8.1)
(3) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
Amortization of intangible assets, net of tax	$(0.02)	$(0.03)
Expensed IP charged to R&D, net of tax	$(0.02)	$—
Excess tax benefits related to share-based compensation arrangements	$0.56	$0.52
Discrete tax benefit from release of unrecognized tax benefits	$0.06	$0.02

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	September 30, 2025	December 31, 2024
Cash, cash equivalents, and investments	$8,432.5	$8,832.4
Accounts receivable, net	1,259.7	1,225.4
Inventory	1,781.9	1,487.2
Property, plant, and equipment, net	5,150.9	4,646.6
Goodwill	348.1	347.5
Deferred tax assets	978.9	1,045.1
Other assets	1,399.8	1,159.0
Total assets	$19,351.8	$18,743.2

Accounts payable and other liabilities	$1,739.2	$1,690.7
Deferred revenue	570.5	522.9
Total liabilities	2,309.7	2,213.6
Stockholders’ equity	17,042.1	16,529.6
Total liabilities and stockholders’ equity	$19,351.8	$18,743.2

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GAAP gross profit	$1,662.4	$1,617.9	$1,373.9	$4,738.0	$3,992.0
Share-based compensation expense	38.8	36.6	31.3	111.6	90.1
Long-term incentive plan expense	0.2	0.1	0.2	0.6	0.6
Amortization of intangible assets	2.4	2.5	2.4	7.3	9.9
Non-GAAP gross profit	$1,703.8	$1,657.1	$1,407.8	$4,857.5	$4,092.6

GAAP income from operations	$759.7	$743.4	$577.3	$2,081.2	$1,614.0
Share-based compensation expense	203.5	196.2	172.9	584.9	499.8
Long-term incentive plan expense	1.3	0.3	1.2	2.4	4.4
Amortization of intangible assets	3.3	3.2	3.5	9.9	13.6
Litigation charges	8.1	3.5	—	11.6	7.2
Non-GAAP income from operations	$975.9	$946.6	$754.9	$2,690.0	$2,139.0
GAAP net income attributable to Intuitive Surgical, Inc.	$704.4	$658.4	$565.1	$2,061.2	$1,636.9
Share-based compensation expense	203.5	196.2	172.9	584.9	499.8
Long-term incentive plan expense	1.3	0.3	1.2	2.4	4.4
Amortization of intangible assets	3.3	3.2	3.5	9.9	13.6
Litigation charges	8.1	3.5	—	11.6	7.2
(Gains) losses on strategic investments	(3.0)	4.4	0.9	2.0	(3.5)
Tax adjustments (1)	(49.9)	(67.8)	(74.0)	(344.3)	(305.5)
Adjustments attributable to noncontrolling interest in joint venture	(0.5)	(0.3)	(0.5)	(1.1)	(1.7)
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$867.2	$797.9	$669.1	$2,326.6	$1,851.2

GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$1.95	$1.81	$1.56	$5.67	$4.53
Share-based compensation expense	0.56	0.54	0.48	1.61	1.38
Long-term incentive plan expense	0.01	—	—	0.01	0.01
Amortization of intangible assets	0.01	0.01	0.01	0.03	0.04
Litigation charges	0.02	0.01	—	0.03	0.02
(Gains) losses on strategic investments	(0.01)	0.01	—	—	(0.01)
Tax adjustments (1)	(0.14)	(0.19)	(0.21)	(0.95)	(0.85)
Adjustments attributable to noncontrolling interest in joint venture	—	—	—	—	—
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$2.40	$2.19	$1.84	$6.40	$5.12

(1) For the three months ended September 30, 2025, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(24.2) million, or $(0.07) per diluted share; (b) the tax impact related to intra-entity transfers of non-inventory assets of $10.6 million, or $0.03 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(36.3) million, or $(0.10) per diluted share. For the three months ended September 30, 2024, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(42.2) million, or $(0.12) per diluted share; (b) the tax impact related to intra-entity transfers of non-inventory assets of $10.1 million, or $0.03 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(41.9) million, or $(0.12) per diluted share.

For the nine months ended September 30, 2025, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(202.5) million, or $(0.56) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $32.0 million, or $0.09 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(173.8) million, or $(0.48) per diluted share. For the nine months ended September 30, 2024, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(189.0) million, or $(0.52) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $30.5 million, or $0.08 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(147.0) million, or $(0.41) per diluted share.